Exhibit 23.2       Consent of Wolf & Company, P.C.

                          Independent Auditors' Consent


Board of Directors
Woronoco Bancorp, Inc.
31 Court Street
Westfield, Massachusetts 01085

         We consent to the incorporation by reference in this Registration Statement of our report dated January 21, 2004, on the consolidated financial statements of Woronoco Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Woronoco Bancorp, Inc. for the year ended December 31, 2003.


/s/Wolf & Company, P.C.


May 10, 2004
Boston, Massachusetts